                                                                 Exhibit 20


                  Schedule of transactions in the Common Stock
                            by the Reporting Persons
                     from May 16, 1997 through June 6, 1997



(i)  PVF

                                    Number of                      Price
                                      Shares                        Per
Date                                Purchased                     Share(a)
-------                            ----------                     --------
5/16/97                               5,000                         $14.95
5/28/97                               2,500                         $14.81
6/2/97                                4,500                         $14.56
6/4/97                                2,000                         $15.10
6/4/97                               13,000                         $15.05
6/5/97                                1,000                         $15.10
6/5/97                                5,100                         $15.35
6/6/97                                1,200                         $15.60
6/6/97                                  500                         $15.73
6/6/97                                1,600                         $15.85



(ii)  UCC

                                    Number of                      Price
                                      Shares                        Per
Date                                Purchased                     Share(a)
-------                            ----------                     --------

5/16/97                               10,000                      $14.66



(iii)  DBN

None.


(iv)  Nazarian

None.


(v)  Salimpour

None.


(vi)  Kadisha

None.


(vii)  Nippon PSP

None.


Note:
(a) Price includes commission.